Exhibit 99.1

Plum Creek Timber Company, Inc. 601 Union St, Suite 3100 Seattle, Washington 98101 206 467 3600

News Release

For more information contact:
For immediate release	Investors: John Hobbs 1-800-858-5347
October 27, 2014	Media: Kathy Budinick 1-888-467-3751

Plum Creek Reports Results for Third Quarter 2014

SEATTLE - Plum Creek Timber Company, Inc. (NYSE: PCL) today announced third quarter earnings of $61 million, or $0.34 per diluted share, on revenues of $375 million. Third quarter earnings include a $3 million, or $0.02 per diluted share, after-tax gain from insurance recoveries related to the fire at the MDF plant in Montana earlier in the year.

Earnings for the third quarter of 2013 were $72 million, or $0.44 per diluted share, on revenues of $366 million. The results for the third quarter of 2013 include a $4 million, or $0.02 per diluted share, non-cash expense related to forest fire losses experienced in Montana and Oregon during the quarter.

Earnings for the first nine months of 2014 were $146 million, or $0.82 per diluted share, on revenues of $1.0 billion. The results for the first nine months include $2 million, or $0.01 per share, after-tax gain related to the MDF fire. For the first nine months of 2013, earnings were $174 million, or $1.06 per diluted share, on revenues of $1.0 billion. The 2013 results include the non-cash expense related to the forest fire losses referenced above.

Adjusted EBITDA, a non-GAAP measure of operating performance, for the first nine months of 2014 was $389 million, slightly higher than the $384 million in the same period of 2013. A reconciliation of adjusted EBITDA to net income and cash flow from operations is provided as an attachment to this release.

“During the third quarter, Plum Creek performed well in a continuing slow-growth environment,” said Rick Holley, chief executive officer. “Strong timber markets in our Northern Resources segment, combined with incremental harvest from the timberlands acquired last December, resulted in good operating income growth from our timber resources segments. Our Manufacturing operations are producing another strong year of performance while our Energy and Natural Resources segment is contributing to earnings and cash flow growth as well.

“The assets we acquired from MeadWestvaco continue to perform in-line with our expectations, and have contributed more than $61 million in operating cash flow for the first nine months of the year. As expected, the acquisition will be cash accretive on a per share basis in 2014.”

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Exhibit 99.1

Review of Third Quarter Operations

The Northern Resources segment reported operating income of $13 million during the third quarter, compared to the $5 million reported during the third quarter of 2013. The 2013 results were adversely impacted by a $4 million non-cash loss from forest fires in the West. Overall harvest volumes were largely unchanged. Sawlog prices have advanced $7 per ton, about 9 percent, over the past year on continued strong sawlog demand in the West and increased demand for hardwood sawtimber in the Northeast. Average hardwood pulpwood prices increased $3 per ton, about 7 percent over the third quarter of 2013. Good demand for pulpwood combined with periods of wet weather kept pulpwood inventories tight at paper mills in the Northern Hardwoods region.

Operating income in the Southern Resources segment was $35 million, up $8 million from the $27 million reported for the third quarter of 2013. Average sawlog prices were unchanged compared to the third quarter of 2013. Pulpwood prices have increased $1 per ton, approximately 9 percent, from third quarter 2013 levels. Southern timberlands acquired in December 2013 drove all of the 16 percent increase in harvest volume over the prior year’s quarter, and contributed approximately $6 million of the $8 million increase in operating income.

The Real Estate segment reported revenue of $69 million and operating income of $34 million in the third quarter of 2014. Third quarter 2013 revenue was $96 million and operating income was $63 million. During the third quarter of 2014, the company sold a total of 25,775 acres of recreation lands for $2,445 per acre and 3,245 acres of small, non-strategic timberlands at an average price of $1,030 per acre. The company also sold 2,455 acres of conservation lands at an average price of $1,230 per acre.

The Manufacturing segment reported operating income of $16 million for the third quarter. These results include a $5 million pre-tax insurance recovery gain. Excluding the non-recurring gain, results for the Manufacturing segment were similar to the $11 million reported for the third quarter of 2013. Improved pricing for lumber and plywood grew profits from those product lines. These improvements were offset by lower MDF demand that impacted sales volume.

Share Repurchase

During the third quarter of 2014, the company repurchased $50 million, or approximately 1.2 million shares, of its common stock at an average price of $40.21 per share. As of September 30, 2014, the company had approximately 176 million shares outstanding and $125 million remaining on its current share repurchase authorization.

Outlook

Residential construction markets have been slower to recover than the company and many experts expected. Housing starts in 2014 are expected to increase about 8 percent, a labored pace compared to prior recoveries. Over the next few years the company expects residential construction activity will grow to demographically supportable levels of about 1.5 million starts. However, the company currently expects residential construction markets will likely maintain their slow growth during the balance of 2014 and 2015. The company now expects housing starts to increase approximately 10 percent in 2015 to about 1.1 million starts.

“With residential construction growth continuing at a slow pace, we are planning to operate conservatively during the balance of 2014 and into 2015,” continued Holley. “Our long standing goal of

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Exhibit 99.1

maximizing the net present value of our harvest means we plan to maintain our current harvest level until Southern sawlog prices improve.”

During the fourth quarter, harvest levels in the Northern and Southern Resources segments are expected to be similar to third quarter levels. As a result, overall harvest levels for the year are expected to be in the 19.2 to 19.5 million ton range.

Fourth quarter Real Estate segment revenues are expected to be between $105 and $125 million. These expectations include the Washington state portion of the conservation transaction with The Nature Conservancy. The company expects full-year Real Estate segment sales to be between $275 and $295 million.

The Manufacturing segment is expected to report fourth quarter results similar to the third quarter excluding any gains recognized as part of the MDF reconstruction.

The company expects to report fourth quarter earnings between $0.29 and $0.39 per share, resulting in full-year 2014 net income between $1.10 and $1.20 per share excluding any impacts from the second quarter MDF fire.

“Long-term planning and disciplined capital allocation are always at the center of our strategies to protect and create shareholder value. Consistent with this strategy, we repurchased $50 million of stock during the third quarter at a compelling discount to our net asset value and will continue to look at additional repurchase opportunities,” concluded Holley.

Earnings Conference Call and Supplemental Information

Plum Creek will hold a conference call today, October 27, 2014 at 5:00 p.m. ET (2:00 p.m. PT). A live webcast of the conference call may be accessed through Plum Creek’s website at www.plumcreek.com by clicking on the “Investors” section.

Investors without Internet access should dial 1-800-572-9852 at least 10 minutes prior to the start of the call, referencing Plum Creek’s earnings conference call. Those wishing to access the call from outside the United States and Canada should dial 1-706-645-9676, also referencing Plum Creek’s earnings conference call. Replay of the call will be available for 48 hours after completion of the live call and can be accessed at 1-855-859-2056 or 1-404-537-3406 (international calls), using the code 27972701.

Supplemental financial information for Plum Creek operations, including statistical data and reconciliations to non-GAAP measures is available in the Investors section of Plum Creek’s website at www.plumcreek.com.

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Plum Creek is among the largest and most geographically diverse private landowners in the nation with approximately 6.7 million acres of timberlands in forest ecosystems across the northern and southeastern United States. We also operate wood products mills in the Northwest. As the company celebrates its 25th anniversary as a publicly traded corporation, we continue to manage our working forests and lands using sustainable practices to benefit Plum Creek’s many stakeholders. Our talented employees work together to create shareholder value, serve as stewards of the environment, make wood products for everyday use, and build strong communities. Please visit www.plumcreek.com for the latest information about Plum Creek.

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Exhibit 99.1

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as "believes," "expects," "may," "will," "should," "seek," "approximately," "intends," "plans," "estimates," or "anticipates," or the negative of those words or other comparable terminology. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the cyclical nature of the forest products industry, our ability to harvest our timber, our ability to execute our acquisition strategy, the market for and our ability to sell or exchange non-strategic timberlands and timberland properties that have higher and better uses, and various regulatory constraints. These and other risks, uncertainties and assumptions are detailed from time to time in our filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended. It is likely that if one or more of the risks materializes, or if one or more assumptions prove to be incorrect, the current expectations of Plum Creek and its management will not be realized. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither Plum Creek nor its management undertakes any obligation to update or revise any forward-looking statements.

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Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Nine Months Ended September 30,
(In Millions, Except Per Share Amounts)	2014	2013
REVENUES:
Timber	$563	$487
Real Estate	169	227
Manufacturing	275	279
Energy and Natural Resources	26	16
Other	15	—
Total Revenues	1,048	1,009

COSTS AND EXPENSES:
Cost of Goods Sold:
Timber	407	364
Real Estate	75	83
Manufacturing	241	237
Energy and Natural Resources	8	3
Other	14	—
Total Cost of Goods Sold	745	687
Selling, General and Administrative	82	89
Total Costs and Expenses	827	776

Other Operating Income (Expense), net	9	(2)

Operating Income	230	231

Earnings from Unconsolidated Entities	44	47

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	81	61
Interest Expense (Note Payable to Timberland Venture)	43	43
Total Interest Expense, net	124	104

Income before Income Taxes	150	174

Provision (Benefit) for Income Taxes	4	—

Net Income	$146	$174

PER SHARE AMOUNTS:

Net Income per Share – Basic	$0.82	$1.06
Net Income per Share – Diluted	$0.82	$1.06

Weighted-Average Number of Shares Outstanding
– Basic	177.0	162.7
– Diluted	177.3	163.2

SUPPLEMENTAL INCOME STATEMENT INFORMATION:
Equity Earnings from Timberland Venture	$48	$47
Equity Loss from Real Estate Development Ventures	(4)	—
Earnings from Unconsolidated Entities	$44	$47

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Quarter Ended September 30,
(In Millions, Except Per Share Amounts)	2014	2013
REVENUES:
Timber	$200	$171
Real Estate	69	96
Manufacturing	91	94
Energy and Natural Resources	8	5
Other	7	—
Total Revenues	375	366

COSTS AND EXPENSES:
Cost of Goods Sold:
Timber	144	132
Real Estate	35	31
Manufacturing	78	80
Energy and Natural Resources	3	1
Other	6	—
Total Cost of Goods Sold	266	244
Selling, General and Administrative	23	28
Total Costs and Expenses	289	272

Other Operating Income (Expense), net	5	(3)

Operating Income	91	91

Earnings from Unconsolidated Entities	15	16

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	27	20
Interest Expense (Note Payable to Timberland Venture)	14	14
Total Interest Expense, net	41	34

Income before Income Taxes	65	73

Provision (Benefit) for Income Taxes	4	1

Net Income	$61	$72

PER SHARE AMOUNTS:

Net Income per Share – Basic	$0.34	$0.44
Net Income per Share – Diluted	$0.34	$0.44

Weighted-Average Number of Shares Outstanding
– Basic	176.8	163.0
– Diluted	177.1	163.4

SUPPLEMENTAL INCOME STATEMENT INFORMATION:
Equity Earnings from Timberland Venture	$16	$16
Equity Loss from Real Estate Development Ventures	(1)	—
Earnings from Unconsolidated Entities	$15	$16

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In Millions, Except Per Share Amounts)	September 30, 2014	December 31, 2013
ASSETS
Current Assets:
Cash and Cash Equivalents	$90	$433
Accounts Receivable	44	29
Inventories	59	55
Deferred Tax Asset	4	9
Assets Held for Sale	30	92
Other Current Assets	21	15
	248	633

Timber and Timberlands, net	4,156	4,180
Minerals and Mineral Rights, net	292	298
Property, Plant and Equipment, net	119	118
Equity Investment in Timberland Venture	202	211
Equity Investment in Real Estate Development Ventures	139	139
Deferred Tax Asset	20	17
Investment in Grantor Trusts (at Fair Value)	47	45
Other Assets	54	54
Total Assets	$5,277	$5,695

LIABILITIES
Current Liabilities:
Current Portion of Long-Term Debt	$—	$—
Line of Credit	152	467
Accounts Payable	36	24
Interest Payable	32	22
Wages Payable	20	29
Taxes Payable	17	10
Deferred Revenue	29	26
Other Current Liabilities	8	10
	294	588

Long-Term Debt	2,415	2,414
Note Payable to Timberland Venture	783	783
Other Liabilities	81	78
Total Liabilities	3,573	3,863

Commitments and Contingencies

STOCKHOLDERS’ EQUITY
Preferred Stock, $0.01 Par Value, Authorized Shares – 75.0, Outstanding – None	—	—
Common Stock, $0.01 Par Value, Authorized Shares – 300.6, Outstanding (net of Treasury Stock) – 175.9 at September 30, 2014 and 177.0 at December 31, 2013	2	2
Additional Paid-In Capital	2,952	2,942
Retained Earnings (Accumulated Deficit)	(261)	(173)
Treasury Stock, at Cost, Common Shares – 28.3 at September 30, 2014 and 27.0 at December 31, 2013	(992)	(940)
Accumulated Other Comprehensive Income (Loss)	3	1
Total Stockholders’ Equity	1,704	1,832
Total Liabilities and Stockholders’ Equity	$5,277	$5,695

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
(In Millions)	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$146	$174
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization (Includes $2 MDF Fire Impairment Loss in 2014 and $4 Loss Related to Forest Fires in 2013)	101	86
Basis of Real Estate Sold	60	69
Earnings from Unconsolidated Entities	(44)	(47)
Distributions from Timberland Venture	57	56
Deferred Income Taxes	2	(1)
Deferred Revenue from Long-Term Gas Leases (Net of Amortization)	(4)	(6)
Timber Deed Acquired	—	(18)
Working Capital Changes	4	(12)
Other	—	19
Net Cash Provided By (Used In) Operating Activities	322	320

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures, Excluding Timberland Acquisitions (Includes $9 MDF Fire Replacement Capital in 2014)	(65)	(51)
Timberlands Acquired	—	(80)
Mineral Rights Acquired	—	(156)
Contributions to Real Estate Development Ventures	(9)	—
Distributions from Real Estate Development Ventures	5	—
Insurance Recoveries (Property Damage)	3	—
Net Cash Provided By (Used In) Investing Activities	(66)	(287)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends	(234)	(212)
Borrowings on Line of Credit	985	1,251
Repayments on Line of Credit	(1,300)	(848)
Principal Payments and Retirement of Long-Term Debt	—	(174)
Proceeds from Stock Option Exercises	2	35
Acquisition of Treasury Stock	(52)	(2)
Net Cash Provided By (Used In) Financing Activities	(599)	50

Increase (Decrease) In Cash and Cash Equivalents	(343)	83
Cash and Cash Equivalents:
Beginning of Period	433	356

End of Period	$90	$439

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Quarter Ended September 30,
(In Millions)	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$61	$72
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization (Includes $4 Loss Related to Forest Fires in 2013)	35	35
Basis of Real Estate Sold	29	27
Earnings from Unconsolidated Entities	(15)	(16)
Distributions from Timberland Venture	29	29
Deferred Income Taxes	2	—
Deferred Revenue from Long-Term Gas Leases (Net of Amortization)	(2)	(2)
Working Capital Changes	(3)	28
Other	(3)	7
Net Cash Provided By (Used In) Operating Activities	133	180

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures, Excluding Timberland Acquisitions (Includes $5 MDF Fire Replacement Capital in 2014)	(25)	(20)
Timberlands Acquired	—	(2)
Mineral Rights Acquired	—	(156)
Contributions to Real Estate Development Ventures	(5)	—
Distributions from Real Estate Development Ventures	4	—
Insurance Recoveries (Property Damage)	3	—
Net Cash Provided By (Used In) Investing Activities	(23)	(178)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends	(78)	(72)
Borrowings on Line of Credit	237	530
Repayments on Line of Credit	(237)	(376)
Proceeds from Stock Option Exercises	1	—
Acquisition of Treasury Stock	(50)	—
Net Cash Provided By (Used In) Financing Activities	(127)	82

Increase (Decrease) In Cash and Cash Equivalents	(17)	84
Cash and Cash Equivalents:
Beginning of Period	107	355

End of Period	$90	$439

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
SEGMENT DATA
(UNAUDITED)

	Nine Months Ended September 30,
(In Millions)	2014	2013
Revenues:
Northern Resources	$198	$194
Southern Resources	386	313
Real Estate	169	227
Manufacturing	275	279
Energy and Natural Resources	26	16
Other	15	—
Eliminations	(21)	(20)
Total Revenues	$1,048	$1,009

Operating Income (Loss):
Northern Resources	$34	$24
Southern Resources	99	74
Real Estate	91	138
Manufacturing (A)	35	35
Energy and Natural Resources	18	14
Other (B)	(5)	—
Other Costs and Eliminations, net (C)	(46)	(54)
Total Operating Income	$226	$231

Adjusted EBITDA by Segment: (D)
Northern Resources	$55	$47
Southern Resources	158	119
Real Estate	152	208
Manufacturing	47	47
Energy and Natural Resources	24	16
Other	(2)	—
Other Costs and Eliminations, net	(45)	(53)
Total	$389	$384

(A)
During the second quarter of 2014, we experienced a fire at our MDF facility and recorded a $2 million loss representing the net book value of the building and equipment damaged or destroyed by the fire. During the first nine months of 2014, we also recorded a $9 million gain related to partial insurance recoveries the company expects to receive. The amount of insurance recoveries was based on the costs incurred during the first nine months of 2014 to rebuild or replace the damaged building and equipment. Substantially all of these costs were capitalized during the first nine months of 2014. Both the building and equipment loss and the insurance recoveries are reported as Other Operating Gain in our Manufacturing Segment and are included in Other Operating Income (Expense), net in the Consolidated Statements of Income.

(B)	For Segment reporting, Equity Loss from Real Estate Development Ventures of $(4) million is included in Operating Income (Loss) for the Other Segment.

(C)
During the first nine months of 2013, the company recorded a loss of $5 million related to the early termination of an equipment lease. The lease was accounted for as an operating lease. This amount is reported as an operating loss in Other Costs and Eliminations, net and is included in Other Operating Income (Expense), net in the Consolidated Statements of Income.

(D)	Refer to the separate schedule, "Segment Data - Adjusted EBITDA" for reconciliations of Adjusted EBITDA to operating income and net cash provided by operating activities.

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
SEGMENT DATA
(UNAUDITED)

	Quarter Ended September 30,
(In Millions)	2014	2013
Revenues:
Northern Resources	$71	$67
Southern Resources	136	111
Real Estate	69	96
Manufacturing	91	94
Energy and Natural Resources	8	5
Other	7	—
Eliminations	(7)	(7)
Total Revenues	$375	$366

Operating Income (Loss):
Northern Resources	$13	$5
Southern Resources	35	27
Real Estate	34	63
Manufacturing (A)	16	11
Energy and Natural Resources	6	5
Other (B)	(1)	—
Other Costs and Eliminations, net (C)	(13)	(20)
Total Operating Income	$90	$91

Adjusted EBITDA by Segment: (D)
Northern Resources	$20	$16
Southern Resources	57	44
Real Estate	64	91
Manufacturing	19	15
Energy and Natural Resources	8	6
Other	1	—
Other Costs and Eliminations, net	(13)	(20)
Total	$156	$152

(A)
During the second quarter of 2014, we experienced a fire at our MDF facility and recorded a $2 million loss representing the net book value of the building and equipment damaged or destroyed by the fire. During the third quarter of 2014, we recorded a $5 million gain related to partial insurance recoveries the company expects to receive. The amount of insurance recoveries was based on the costs incurred during the third quarter of 2014 to rebuild or replace the damaged building and equipment. Substantially all of these costs were capitalized during the third quarter of 2014. Both the building and equipment loss and the insurance recoveries are reported as Other Operating Gain in our Manufacturing Segment and are included in Other Operating Income (Expense), net in the Consolidated Statements of Income.

(B)	For Segment reporting, Equity Loss from Real Estate Development Ventures of $(1) million is included in Operating Income (Loss) for the Other Segment.

(C)
During the third quarter of 2013, the company recorded a loss of $5 million related to the early termination of an equipment lease. The lease was accounted for as an operating lease. This amount is reported as an operating loss in Other Costs and Eliminations, net and is included in Other Operating Income (Expense), net in the Consolidated Statements of Income.

(D)	Refer to the separate schedule, "Segment Data - Adjusted EBITDA" for reconciliations of Adjusted EBITDA to operating income and net cash provided by operating activities.

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
MEDIUM DENSITY FIBERBOARD ("MDF") FACILITY FIRE - OPERATING RESULTS IMPACT
September 30, 2014
(UNAUDITED)

On June 10, 2014, we experienced a fire at our MDF facility. Production at the facility resumed on July 10, 2014. The schedule below details the components that impacted second quarter and third quarter 2014 operating income and the estimates that are expected to impact our fourth quarter 2014 operating income.

	2014
(In Millions)	2nd Qtr	3rd Qtr	4th Qtr	Total
Impacts on Operating Results:
Foregone MDF Income	$(4)	$—	$—	$(4)
Business Interruption Recoveries(1)	$—	$—	$4	$4
Loss on Property, Plant and Equipment	$(2)	$—	$—	$(2)
Property Insurance Recoveries(1)	$4	$5	$1	$10
Net Impact on Manufacturing Operating Income	$(2)	$5	$5	$8
Impact on Net Income	$(1)	$3	$3	$5
Impact on Diluted EPS	$(0.01)	$0.02	$0.02	$0.03

(1) The expected insurance recoveries reflect the impact of our cumulative $1 million deductible. Business interruption recoveries will be recorded when the cash payment is received. Property insurance recoveries are recorded when the repair expenditures have been incurred by the company. As of September 30, 2014, $3 million of cash payments from insurance recoveries have been received.

Exhibit 99.1

Plum Creek Timber Company, Inc.
Segment Data - Adjusted EBITDA
Reconciliation of Operating Income and Net Cash
Provided by Operating Activities
(Unaudited)

We define Adjusted EBITDA as earnings from continuing operations, excluding Equity Earnings from the Timberland Venture, and before interest expense (including any gains or losses from extinguishment of debt), taxes, depreciation, depletion, amortization, and basis in real estate sold. In addition to including Equity Earnings from Real Estate Development Ventures in Adjusted EBITDA, we also include, as an add back to Operating Income for the Other Segment, our proportional share of depreciation, depletion, amortization, and basis in real estate sold from this equity method investment. Adjusted EBITDA is not considered a measure of financial performance under U.S. generally accepted accounting principles (U.S. GAAP) and the items excluded from Adjusted EBITDA are significant components of our consolidated financial statements.

We present Adjusted EBITDA as a supplemental performance measure because we believe it facilitates operating performance comparisons from period to period, and each business segment’s contribution to that performance, by eliminating non-cash charges to earnings, which can vary significantly by business segment. These non-cash charges include timber depletion, depreciation of fixed assets and the basis in real estate sold. We also use Adjusted EBITDA as a supplemental liquidity measure because we believe it is useful in measuring our ability to generate cash. In addition, we believe Adjusted EBITDA is commonly used by investors, lenders and rating agencies to assess our financial performance.

A reconciliation of Adjusted EBITDA to net income and net cash from operating activities, the most directly comparable U.S. GAAP performance and liquidity measures, is provided in the following schedules:

	Nine Months Ended September 30, 2014

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment (1)
Northern Resources	$34	$21	$—	$55
Southern Resources	99	59	—	158
Real Estate	91	1	60	152
Manufacturing	35	12	—	47
Energy and Natural Resources	18	6	—	24
Other	(5)	1	2	(2)
Other Costs and Eliminations	(48)	1	—	(47)
Other Unallocated Operating Income (Expense), net	2	—	—	2
Total	$226	$101	$62	$389

Reconciliation to Net Income (2)
Equity Earnings from Timberland Venture	48
Interest Expense	(124)
(Provision) Benefit for Income Taxes	(4)
Net Income	$146

Reconciliation to Net Cash Provided By Operating Activities (1)
Net Cash Flows from Operations				$322
Interest Expense				124
Amortization of Debt Costs				(1)
Provision / (Benefit) for Income Taxes				4
Distributions from Timberland Venture				(57)
Equity Earnings, Depletion, Amortization, and Basis of Real Estate Sold from Real Estate Development Ventures				(1)
Deferred Income Taxes				(2)
Gain on Sale of Properties and Other Assets				—
Deferred Revenue from Long-Term Gas Leases				4
Timber Deed Acquired				—
Pension Plan Contributions				—
Working Capital Changes				(4)
Other				—
Adjusted EBITDA				$389

(1) Includes Equity Loss from Real Estate Development Ventures ($4 million) in Operating Income for the Other Segment, along with our proportional share of depreciation, depletion, amortization ($1 million), and basis in real estate sold ($2 million) from this equity method investment.
(2) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Nine Months Ended September 30, 2013

	Operating Income	Depreciation, Depletion and Amortization (1)	Basis of Real Estate Sold	Adjusted EBITDA
By Segment
Northern Resources	$24	$23	$—	$47
Southern Resources	74	45	—	119
Real Estate	138	1	69	208
Manufacturing	35	12	—	47
Energy and Natural Resources	14	2	—	16
Other	—	—	—	—
Other Costs and Eliminations	(51)	1	—	(50)
Other Unallocated Operating Income (Expense), net	(3)	—	—	(3)
Total	$231	$84	$69	$384

Reconciliation to Net Income (2)
Equity Earnings from Timberland Venture	47
Interest Expense	(104)
(Provision) Benefit for Income Taxes	—
Net Income	$174

Reconciliation to Net Cash Provided By Operating Activities
Net Cash Flows from Operations				$320
Interest Expense				104
Amortization of Debt Costs				(2)
Provision / (Benefit) for Income Taxes				—
Distributions from Timberland Venture				(56)
Equity Earnings, Depletion, Amortization and Basis of Real Estate Sold from Real Estate Development Ventures				—
Deferred Income Taxes				1
Gain on Sale of Properties and Other Assets				—
Deferred Revenue from Long-Term Gas Leases				6
Timber Deed Acquired				18
Pension Plan Contributions				—
Working Capital Changes				12
Other				(19)
Adjusted EBITDA				$384

(1) Includes a $4 million loss due to forest fire damages in the Northern Resources Segment.
(2) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Quarter Ended September 30, 2014

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment (1)
Northern Resources	$13	$7	$—	$20
Southern Resources	35	22	—	57
Real Estate	34	1	29	64
Manufacturing	16	3	—	19
Energy and Natural Resources	6	2	—	8
Other	(1)	—	2	1
Other Costs and Eliminations	(13)	—	—	(13)
Other Unallocated Operating Income (Expense), net	—	—	—	—
Total	$90	$35	$31	$156

Reconciliation to Net Income (2)
Equity Earnings from Timberland Venture	16
Interest Expense	(41)
(Provision) Benefit for Income Taxes	(4)
Net Income	$61

Reconciliation to Net Cash Provided By Operating Activities (1)
Net Cash Flows from Operations				$133
Interest Expense				41
Amortization of Debt Costs				—
Provision / (Benefit) for Income Taxes				4
Distributions from Timberland Venture				(29)
Equity Earnings, Depletion, Amortization, and Basis of Real Estate Sold from Real Estate Development Ventures				1
Deferred Income Taxes				(2)
Gain on Sale of Properties and Other Assets				—
Deferred Revenue from Long-Term Gas Leases				2
Timber Deed Acquired				—
Pension Plan Contributions				—
Working Capital Changes				3
Other				3
Adjusted EBITDA				$156

(1) Includes Equity Loss from Real Estate Development Ventures ($1 million) in Operating Income for the Other Segment, along with our proportional share of depreciation, depletion, amortization ($0 million), and basis in real estate sold ($2 million) from this equity method investment.
(2) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Quarter Ended September 30, 2013

	Operating Income	Depreciation, Depletion and Amortization (1)	Basis of Real Estate Sold	Adjusted EBITDA
By Segment
Northern Resources	$5	$11	$—	$16
Southern Resources	27	17	—	44
Real Estate	63	1	27	91
Manufacturing	11	4	—	15
Energy and Natural Resources	5	1	—	6
Other	—	—	—	—
Other Costs and Eliminations	(16)	—	—	(16)
Other Unallocated Operating Income (Expense), net	(4)	—	—	(4)
Total	$91	$34	$27	$152

Reconciliation to Net Income (2)
Equity Earnings from Timberland Venture	16
Interest Expense	(34)
(Provision) Benefit for Income Taxes	(1)
Net Income	$72

Reconciliation to Net Cash Provided By Operating Activities
Net Cash Flows from Operations				$180
Interest Expense				34
Amortization of Debt Costs				(1)
Provision / (Benefit) for Income Taxes				1
Distributions from Timberland Venture				(29)
Equity Earnings, Depletion, Amortization, and Basis of Real Estate Sold from Real Estate Development Ventures				—
Deferred Income Taxes				—
Gain on Sale of Properties and Other Assets				—
Deferred Revenue from Long-Term Gas Leases				2
Timber Deed Acquired				—
Pension Plan Contributions				—
Working Capital Changes				(28)
Other				(7)
Adjusted EBITDA				$152

(1) Includes a $4 million loss due to forest fire damages in the Northern Resources Segment.
(2) Includes reconciling items not allocated to segments for financial reporting purposes.